Exhibit 24.1





               CONSENT OF INDEPENDENT AUDITORS




          The Board of Directors
          LADD Furniture, Inc.:



          We consent to incorporation by reference in the Registration Statements (Nos. 33-2838 and 33-21816) on Form S-8 of LADD Furniture, Inc. of our reports dated February 11, 1994, relating to the consolidated balance sheets of LADD Furniture, Inc. and subsidiaries as of January 1, 1994 and January 2, 1993, and the related consolidated statements of operations, shareholders' equity and cash flows and related schedules for each of the years in the three-year period ended January 1, 1994 which reports appear or are incorporated by reference in the January 1, 1994 annual report on Form 10-K of LADD Furniture, Inc.



                            KPMG PEAT MARWICK


          Greensboro, North Carolina
          March 31, 1994












                 INDEPENDENT AUDITORS' REPORT





          The Board of Directors
          LADD Furniture, Inc.:




          Under date of February 11, 1994, we reported on the consolidated balance sheets of LADD Furniture, Inc. and subsidiaries as of January 1, 1994 and January 2, 1993 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended January 1, 1994, as contained in the 1993 annual report to shareholders. These consolidated financial statements and our report thereon are incorporated by reference in the annual report on Form 10-K for the year ended January 1, 1994. In connection with our audits of the aforementioned consolidated financial statements, we also have audited the related financial statement schedules as listed in the accompanying index. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits.

          In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

          As discussed in notes 1, 10 and 11 to the consolidated financial statements, the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards (SFAS) No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," and SFAS No. 109, "Accounting for Income Taxes," in 1993.




                            KPMG PEAT MARWICK

          Greensboro, North Carolina
          February 11, 1994